                 SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY


          SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY, dated as of May 2, 1994 (as the same may be amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), made by each of the corporations listed on Annex A attached hereto (individually, a "Guarantor" and collectively, the "Guarantors"), in favor of the financial institutions from time to time signatories to the Credit Agreements (as hereinafter defined) (the "Lenders"), Bankers Trust Company, as agent (the "Agent") for the Lenders, and First Union National Bank of North Carolina, as co-agent (the "Co-Agent") for the Lenders (the Lenders, the Agent and the Co-Agent, together with their permitted successors and assigns, individually, a "Guaranteed Party" and collectively, the "Guaranteed Parties").

                              W I T N E S S E T H:

          WHEREAS, certain of the parties hereto (or their predecessors) entered into the Subsidiary Guaranty dated as of September l, 1988 which was amended and restated by the Amended and Restated Subsidiary Guaranty dated as of July 21, 1992 (the "1992 Subsidiary Guaranty") in favor of the Agent, the Lenders and the Issuing Banks (as defined in the 1992 Company Guaranty), and now desire to amend and restate the 1992 Subsidiary Guaranty in its entirety; and

          WHEREAS, Charter Medical Corporation, a Delaware corporation (as successor to WAF Acquisition Corporation, a Delaware corporation, the "Company"), certain of the Lenders, the Agent, Wells Fargo Bank, National Association and Bank of America National Trust and Savings Association, as co-agents (the "Original Co-Agents"), entered into that certain Credit Agreement dated as of September 1, 1988 which was amended and restated by the Amended and Restated Credit Agreement dated as of July 21, 1992 (the "1992 Company Credit Agreement"), which is being amended and restated by the Second Amended and Restated Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Company Credit Agreement"), pursuant to which certain of the Lenders made certain loans and commitments to the Company, the terms of which are being amended and restated pursuant to the Company Credit Agreement; and

          WHEREAS, pursuant to the terms and conditions of the Company Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Company; and

          WHEREAS, certain Subsidiary Borrowers, certain of the Lenders, the Agent and the Original Co-Agents entered into a Credit Agreement dated as of September 1, 1988 which was amended and restated by the Amended and Restated Subsidiary Credit Agreement dated as of July 21, 1992 (the "1992 Subsidiary Credit Agreement"; and, together with the 1992 Company Credit Agreement, the "1992 Credit Agreements"), which is being amended and restated by the Second Amended and Restated Subsidiary Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Credit Agreement"; and, together with the Company Credit Agreement, each a "Credit Agreement" and collectively, the "Credit Agreements"), pursuant to which certain of the Lenders made certain loans and commitments to, and participated in certain letters of credit for the benefit of, the Subsidiary Borrowers, the terms of which are being amended and restated pursuant to the Subsidiary Credit Agreement; and

          WHEREAS, pursuant to the terms and conditions of the Subsidiary Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Subsidiary Borrowers; and

          WHEREAS, the Company and the Guarantors share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses, the Company provides centralized financial, accounting and management services to each of the Guarantors and arranges the necessary licensing and accreditation of the hospitals operated by the Guarantors, and the making of the loans and the issuance of the letters of credit under the Credit Agreements will facilitate expansion of, and enhance the overall financial strength and stability of the Company's corporate group; and

          WHEREAS, the Lenders have agreed to amend and restate the 1992 Credit Agreements upon terms and conditions acceptable to the Company and the Guarantors; and

          WHEREAS, it was a condition precedent to the incurrence of loans and the participation in letters of credit under the 1992 Credit Agreements that the Guarantors execute and deliver to the Guaranteed Parties the 1992 Subsidiary Guaranty and it is a condition precedent to the incurrence of loans and issuance of letters of credit under the Credit Agreements, that the Guarantors execute and deliver to the Guaranteed Parties this Subsidiary Guaranty; and

          WHEREAS, each Issuing Bank has agreed, among other things, that the Reimbursement Agreements (as defined in the 1992 Credit Agreements) to which it is a party (other than the Credit Documents to the extent the same could be considered Reimbursement Agreements) shall no longer be entitled to the benefits of this Subsidiary Guaranty;

          NOW, THEREFORE, in consideration of the premises contained herein and in order to induce the Lenders to make loans and issue letters of credit under the Credit Agreements, the Guarantors hereby jointly and severally agree as follows:

          SECTION 1. DEFINITIONS. Except as otherwise defined herein, including in the recital paragraphs, capitalized terms used herein and defined in the Company Credit Agreement shall be used herein as so defined.

          SECTION 2. GUARANTY. (a) The Guarantors hereby jointly and severally unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all (i) Obligations (other than Obligations arising under this Subsidiary Guaranty, and, in the case of a Guarantor which is a Subsidiary Borrower, the direct Obligations of such Guarantor under and as defined in the Subsidiary Credit Agreement) of the Company and its Subsidiaries now or hereafter existing, whether for principal, interest (including any interest accruing during a Proceeding (as hereinafter defined) whether or not the claim for such interest is allowable or discharged in such Proceeding), fees, expenses or otherwise (including, without limitation, the Obligations under the Credit Agreements of the Company and the Subsidiary Borrowers (other than in the case of a Guarantor that is a Subsidiary Borrower, the direct Obligations of such Guarantor under the Subsidiary Credit Agreement) to reimburse drawings honored under a Letter of Credit or a Subsidiary Letter of Credit), and (ii) any and all reasonable expenses (including counsel fees and expenses) incurred by any Guaranteed Party in enforcing any rights under this Subsidiary Guaranty (all of the foregoing, collectively, the "Guaranteed Obligations"); PROVIDED, HOWEVER, that the maximum liability of each Guarantor herein as of any date shall in no event exceed the Maximum Guaranty Liability (as hereinafter defined) of such Guarantor as of such date. It is the intention of the parties hereto that in no event shall any Guarantor's obligations under this Subsidiary Guaranty constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction. Therefore, in the event that this Subsidiary Guaranty would, but for the preceding sentence, constitute or result in such violation, then the liability of a Guarantor under this Subsidiary Guaranty shall be reduced to the maximum amount permissible under the applicable fraudulent conveyance or similar laws. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off or counterclaim.

               (b) "Maximum Guaranty Liability" of a Guarantor as of any date shall mean the greater of the following amounts as of such date: (i) the sum of the following amounts as of such date: (A) the outstanding amount of all loans, advances, capital contributions or other investments made by the Company or a Subsidiary Borrower to or in such Guarantor with the proceeds of loans made to the Company or a Subsidiary Borrower under the Credit Agreements (such proceeds being referred to herein as "Senior Financing Proceeds"), PLUS (without duplication) (B) the fair market value of all property acquired with Senior Financing Proceeds transferred to such Guarantor, PLUS (C) with respect to each transfer of Senior Financing Proceeds referred to in the foregoing clauses (A) and (B), an amount equal to the amount of interest under either Credit Agreement allocable to such Senior Financing Proceeds until the same is repaid to the Company or the pertinent Subsidiary Borrower; and (ii) the greatest of the Fair Value Net Worth (as hereinafter defined) of such Guarantor as of the Closing Date, each fiscal quarter-end of such person thereafter occurring on or prior to the date of determination of Maximum Guaranty Liability, the date on which enforcement of this Subsidiary Guaranty is sought, and the date on which a case under the Bankruptcy Code is commenced with respect to the Company or such Guarantor or Subsidiary Borrower. "Fair Value Net Worth" of a Guarantor as of any date shall mean (i) the fair value or fair saleable value (as the case may be, determined in accordance with applicable federal and state laws affecting creditors' rights and governing determinations of insolvency of debtors (collectively, "Insolvency Laws")) of such Guarantor's assets as of such date, MINUS (ii) the amount of all liabilities of such Guarantor (determined in accordance with Insolvency Laws) as of such date, excluding (x) this Subsidiary Guaranty and (y) liabilities under a Credit Agreement effectively assumed by such Guarantor by hypothecation of such Guarantor's assets, MINUS (iii) $1.00.

               (c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranty Liability of such Guarantor, and may exceed the aggregate Maximum Guaranty Liability of all Guarantors, without impairing this Subsidiary Guaranty or affecting the rights and remedies of any Guaranteed Party hereunder.

          SECTION 3. GUARANTY ABSOLUTE. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreements, the Notes and the other Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. This is a guaranty of payment and not of collection, and the liability of the Guarantors under this Subsidiary Guaranty shall be joint, several, absolute and unconditional, in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of, or addition, consent or supplement to, or deletion from, or any other action or inaction under, or in respect of either Credit Agreement, any Note, any other Credit Document or any documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of either Credit Agreement, any Note, any other Credit Document or any other documents, instruments or agreements referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security to the Guaranteed Parties or their assignees or any acceptance thereof or any release of any security by the Guaranteed Parties, or their assignees; (d) any limitation on any party's liability or obligations under any such instrument or agreement (other than as set forth in Section 2 hereof) or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement, or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company or any Subsidiary Borrower, or any action taken with respect to this Subsidiary Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not any Guarantor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of, or consent to, departure from any guaranty or security, for all or any of the Guaranteed Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor. This Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party upon the insolvency, bankruptcy or reorganization of the Company, any Subsidiary Borrower or any Guarantor or otherwise, all as though such payment had not been made.

          SECTION 4. WAIVER. To the extent permitted by applicable law, the Guarantors hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guaranty and any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company, any Subsidiary Borrower or any other Person or any collateral.

          SECTION 5. WAIVER OF SUBROGATION. Each Guarantor hereby irrevocably waives any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Guaranteed Parties or any collateral which the Agent, any other Guaranteed Party or the Collateral Agent now has or hereafter acquires in connection with the payment, performance or enforcement of such Guarantor's obligations under this Subsidiary Guaranty or any Credit Document, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full or any commitment of any Guaranteed Party under either Credit Agreement shall not have been irrevocably terminated, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Agent for the benefit of the Guaranteed Parties, and shall forthwith be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreements and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

          SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants as follows:

               (a) Each representation, warranty and agreement made by the Company in Section 6 of the Company Credit Agreement concerning such Guarantor is confirmed to be true and correct as to such Guarantor, except where the failure thereof to be so true and correct would not impair the legality, validity, binding effect or enforceability hereof or have a Material Adverse Effect.

               (b) On the Closing Date, after giving effect to all the transactions contemplated by the Credit Agreements, including, without limitation, the execution and delivery of the Credit Agreements, and the incurrence by such Guarantor of liabilities under this Subsidiary Guaranty, (i) the assets of such Guarantor, at a fair valuation, will exceed its liabilities, including contingent liabilities (but excluding any intercompany liabilities, including contingent intercompany liabilities), (ii) the remaining capital of such Guarantor will not be unreasonably small to conduct its business and (iii) such Guarantor has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this
Section 6(b), "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

          SECTION 7. ADDITIONAL GUARANTORS. In accordance with the provisions of Section 7.11 of the Company Credit Agreement, any Wholly-Owned Restricted Subsidiary (other than Excludable Foreign Subsidiaries) of the Company which becomes a Significant Subsidiary after the Closing Date (an "Additional Guarantor") shall execute and deliver to the Agent a counterpart (substantially in the form of Annex B hereto) of this Subsidiary Guaranty. Upon such execution, such Additional Guarantor shall be liable to the Guaranteed Parties and the Guarantors pursuant to Section 2 hereof and Annex A hereto shall be deemed to be amended to include such Additional Guarantor.

          SECTION 8. NOTICES. All notices and other communications provided for hereunder shall be given to the Company (on behalf of any relevant Guarantor) and the Agent at the addresses and in the manner specified in the Company Credit Agreement.

          SECTION 9. NO WAIVER; REMEDIES. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10. RIGHT OF SET-OFF. In addition to, and not in limitation of, all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Guarantor's obligations hereunder have matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits (general or special, time or demand, provisional or final) then or thereafter held by, and other indebtedness or property then or thereafter owing by, such Lender or other holder, whether or not related to this Subsidiary Guaranty or any transaction hereunder.

          SECTION 11. CONTINUING GUARANTY; TRANSFER OF OBLIGATIONS. This Subsidiary Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its permitted successors, transferees and assigns; PROVIDED that the Company may not assign or transfer any of its interests or obligations hereunder without the prior written consent of the Lenders. Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the terms and provisions of the applicable Credit Agreement, assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, any of the Guaranteed Obligations, whereupon each such bank or entity shall become vested with all the rights in respect thereof granted to such Lender herein or otherwise in respect hereof; PROVIDED, HOWEVER, that except as otherwise permitted by the terms and provisions of each of the Credit Agreements, no participant in the Guaran-teed Obligations shall be permitted to exercise any right under Section 10 hereof.

          SECTION 12. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION. THIS SUBSIDIARY GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUBSIDIARY GUARANTY OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS SUBSIDIARY GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE GUARANTEED PARTIES WITH RESPECT TO THIS SUBSIDIARY GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUBSIDIARY GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED, TO THE EXTENT PERMITTED BY APPLICABLE LAW, COMPLETED TEN DAYS AFTER DELIVERY THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE COMPANY (ON BEHALF OF THE RESPECTIVE GUARANTOR) AT ITS ADDRESS SET FORTH IN THE COMPANY CREDIT AGREEMENT, BUT THE FAILURE OF THE COMPANY (ON BEHALF OF SUCH GUARANTOR) TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUBSIDIARY GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

          SECTION 13. SUBORDINATION OF COMPANY'S AND SUBSIDIARY BORROWERS' OBLIGATIONS TO GUARANTORS. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of each Guaranteed Party that all obligations and liabilities of the Company and each Subsidiary Borrower to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from the Company or a Subsidiary Borrower ("Junior Claims") shall be subordinate and junior in right of payment to all Obligations of the Company and each Subsidiary Borrower to the Guaranteed Parties, including, without limitation, interest accrued during any Proceeding (as hereinafter defined) on the Obligations whether or not the claim for such interest is allowable or discharged in such Proceeding) ("Senior Claims").

          If an Event of Default shall occur and the Senior Claims shall have been declared due and payable, then no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by the Company or any Subsidiary Borrower to any Guarantor on account of, or in any manner in respect of, any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims.

          Notwithstanding anything to the contrary set forth in the immediately preceding paragraph of this Section 13, in the event of a Proceeding, all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, or securities, by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. "Proceeding" means the occurrence of any of the following: the Company or any Subsidiary Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or any involuntary case is commenced against the Company or any Subsidiary Borrower; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any Subsidiary Borrower, or the Company or any Subsidiary Borrower commences any other proceedings under any reorganization arrange-ment, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary Borrower, or the Company or any Subsidiary Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Company or any Subsidiary Borrower makes a general assignment for the benefit of creditors; or the Company or any Subsidiary Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any Subsidiary Borrower shall by any act or failure to act indicate its consent to, approval of, or acquiescence in, any of the foregoing; or any corporate action shall be taken by the Company or any Subsidiary Borrower for the purpose of effecting any of the foregoing.

          In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 13, such payment or distribution shall be deemed received in trust for the benefit of the Guaranteed Parties and shall be immediately paid over to the Agent for application in accordance with the terms of the Credit Agreements.

          Each Guarantor agrees to execute such additional documents as the Agent may request to evidence the subordination provided for in this Section 13.

          By its execution and delivery of this Subsidiary Guaranty, the Company and each of the Subsidiary Borrowers hereby acknowledge and agree to the subordination provided for in this Section 13.

          SECTION 14. SEVERABILITY. To the extent permitted by applicable law, any provision of this Subsidiary Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 15. AMENDMENTS. ETC. No amendment or waiver of any provision of this Subsidiary Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be executed in accordance with the terms of the Credit Agreements.

          SECTION 16. AMENDMENT AND RESTATEMENT. This Subsidiary Guaranty constitutes an amendment and restatement of the 1992 Subsidiary Guaranty amended hereby (the "Original Instrument"), and such Original Instrument shall continue in effect on and after the date hereof as so amended and restated. The parties do not intend that this instrument constitute a novation, termination, release or satisfaction of the Original Instrument, or constitute payment or satisfaction of any indebtedness or other obligation secured by the Original Instrument.

          SECTION 17. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS SUBSIDIARY GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

          IN WITNESS WHEREOF, each of the Guarantors, the Company and the Subsidiary Borrowers has caused this Subsidiary Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        GUARANTORS:


                                        By
                                             -----------------------------------
                                             Charlotte A. Sanford, in her
                                             capacity as Treasurer for
                                             corporations listed on Annex A
                                             (except Charter Medical of England
                                             Limited and Charter Medical (Cayman
                                             Islands) Ltd.)


                                        By
                                             -----------------------------------
                                             Charlotte A. Sanford, in
                                             her capacity as Director
                                             of Charter Medical of
                                             England Limited


ACKNOWLEDGED AND AGREED TO
AS APPLICABLE TO THE COMPANY:

CHARTER MEDICAL CORPORATION


By
     ---------------------------
     Name:  James R. Bedenbaugh
     Title: Treasurer

                                                                         ANNEX B


                              ADDITIONAL GUARANTOR


          The undersigned hereby acknowledges that it has read this Subsidiary Guaranty and agrees to be liable to the Guaranteed Parties pursuant to Section 2 of this Subsidiary Guaranty and to be bound by the terms and provisions thereof.

          IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guaranty to be duly executed and delivered by its officer thereunto duly
authorized as of the      day of         , 19  .
                     ----        --------    --


Notice Address:                         [Name of Guarantor], a
                                        [State of Incorporation]
                                           Corporation


                                        By
                                           ----------------------------

Title:

                                     ANNEX A

                 SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY



DOMESTIC SUBSIDIARIES:

      1.  Ambulatory Resources, Inc.
      2.  Atlanta MOB, Inc.
      3.  Beltway Community Hospital, Inc.
      4.  CCM, Inc.
      5.  Charter Alvarado Behavioral Health System, Inc.
      6.  Charter Appalachian Hall Behavioral Health System, Inc.
      7.  Charter Arbor Indy Behavioral Health System, Inc.
      8.  Charter Augusta Behavioral Health System, Inc.
      9.  Charter Bay Harbor Behavioral Health System, Inc.
     10.  Charter Beacon Behavioral Health System, Inc.
     11.  Charter Behavioral Health System at Fair Oaks, Inc.
     12.  Charter Behavioral Health System at Hidden Brook, Inc.
     13.  Charter Behavioral Health System at Los Altos, Inc.
     14.  Charter Behavioral Health System at Potomac Ridge, Inc.
     15.  Charter Behavioral Health System at Warwick Manor,Inc.
     16.  Charter Behavioral Health System of Athens, Inc.
     17.  Charter Behavioral Health System of Austin, Inc.
     18.  Charter Behavioral Health System of Baywood, Inc.
     19.  Charter Behavioral Health System of Bradenton, Inc.
     20.  Charter Behavioral Health System of Canoga Park, Inc.
     21.  Charter Behavioral Health System of Central Georgia, Inc.
     22.  Charter Behavioral Health system of Charleston, Inc.
     23.  Charter Behavioral Health System of Charlottesville, Inc.
     24.  Charter Behavioral Health System of Chicago, Inc.
     25.  Charter Behavioral Health System of Chula Vista, Inc.
     26.  Charter Behavioral Health System of Columbia, Inc.
     27.  Charter Behavioral Health System of Corpus Christi, Inc.
     28.  Charter Behavioral Health System of Dallas, Inc.
     29.  Charter Behavioral Health System of Evansville, Inc.
     30.  Charter Behavioral Health System of Fort Worth, Inc.
     31.  Charter Behavioral Health System of Jackson, Inc.
     32.  Charter Behavioral Health System of Jacksonville, Inc.
     33.  Charter Behavioral Health System of Jefferson, Inc.
     34.  Charter Behavioral Health System of Kansas City, Inc.
     35.  Charter Behavioral Health System of Lafayette, Inc.
     36.  Charter Behavioral Health System of Lake Charles, Inc.
     37.  Charter Behavioral Health System of Lakewood, Inc.
     38.  Charter Behavioral Health System of Michigan City, Inc.
     39.  Charter Behavioral Health System of Mobile, Inc.
     40.  Charter Behavioral Health System of Nashua, Inc.

                            ANNEX A

      SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY

     41.  Charter Behavioral Health System of Nevada, Inc.
     42.  Charter Behavioral Health System of New Mexico, Inc.
     43.  Charter Behavioral Health System of Northern California, Inc.
     44.  Charter Behavioral Health System of Northwest Arkansas, Inc.
     45.  Charter Behavioral Health System of Northwest Indiana, Inc.
     46.  Charter Behavioral Health System of Paducah, Inc.
     47.  Charter Behavioral Health System of Rockford, Inc.
     48.  Charter Behavioral Health System of San Jose, Inc.
     49.  Charter Behavioral Health System of Savannah, Inc.
     50.  Charter Behavioral Health System of Southern California, Inc.
     51.  Charter Behavioral Health System of Tampa Bay, Inc.
     52.  Charter Behavioral Health System of Texarkana, Inc.
     53.  Charter Behavioral Health System of the Inland Empire, Inc.
     54.  Charter Behavioral Health System of Toledo, Inc.
     55.  Charter Behavioral Health System of Tucson, Inc.
     56.  Charter Behavioral Health System of Virginia Beach, Inc.
     57.  Charter Behavioral Health System of Visalia, Inc.
     58.  Charter Behavioral Health System of Washington D.C., Inc.
     59.  Charter Behavioral Health System of Waverly, Inc.
     60.  Charter Behavioral Health System of Winston-Salem, Inc.
     61.  Charter Behavioral Health System of Yorba Linda, Inc.
     62.  Charter Behavioral Health Systems of Atlanta, Inc.
     63.  Charter Brawner Behavioral Health System, Inc.
     64.  Charter Canyon Behavioral Health System, Inc.
     65.  Charter Canyon Springs Behavioral Health System, Inc.
     66.  Charter Centennial Peaks Behavioral Health System, Inc.
     67.  Charter Colonial Institute, Inc.
     68.  Charter Community Hospital, Inc.
     69.  Charter Community Hospital of Des Moines, Inc.
     70.  Charter Contract Services, Inc.
     71.  Charter Cove Forge Behavioral Health System, Inc.
     72.  Charter Crescent Pines Behavioral Health System, Inc.
     73.  Charter Fairbridge Behavioral Health System, Inc.
     74.  Charter Fairmount Behavioral Health System, Inc.
     75.  Charter Fenwick Hall Behavioral Health System, Inc.
     76.  Charter Financial Offices, Inc.
     77.  Charter Forest Behavioral Health System, Inc.
     78.  Charter Grapevine Behavioral Health System, Inc.
     79.  Charter Greensboro Behavioral Health System, Inc.
     80.  Charter Health Management of Texas, Inc.
     81.  Charter Hospital of Columbus, Inc.
     82.  Charter Hospital of Denver, Inc.
     83.  Charter Hospital of Ft. Collins, Inc.

                           ANNEX A

   SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY

     84.  Charter Hospital of Laredo, Inc.
     85.  Charter Hospital of Miami, Inc.
     86.  Charter Hospital of Mobile, Inc.
     87.  Charter Hospital of Northern New Jersey, Inc.
     88.  Charter Hospital of Santa Teresa, Inc.
     89.  Charter Hospital of St. Louis, Inc.
     90.  Charter Hospital of Torrance, Inc.
     91.  Charter Indianapolis Behavioral Health System, Inc.
     92.  Charter Lafayette Behavioral Health System, Inc.
     93.  Charter Lakehurst Behavioral Health System, Inc.
     94.  Charter Lakeside Behavioral Health System, Inc.
     95.  Charter Laurel Heights Behavioral Health System, Inc.
     96.  Charter Laurel Oaks Behavioral Health System, Inc.
     97.  Charter Linden Oaks Behavioral Health System, Inc.
     98.  Charter Little Rock Behavioral Health System, Inc.
     99.  Charter Louisville Behavioral Health System, Inc.
    100.  Charter Meadows Behavioral Health System, Inc.
    101.  Charter Medfield Behavioral Health System, Inc.
    102.  Charter Medical Executive Corporation
    103.  Charter Medical Information Services, Inc.
    104.  Charter Medical International, S.A., Inc.
    105.  Charter Medical Management Company
    106.  Charter Medical of East Valley, Inc.
    107.  Charter Medical of North Phoenix, Inc.
    108.  Charter Medical of Orange County, Inc.
    109.  Charter Medical -- California, Inc.
    110.  Charter Medical -- Clayton County, Inc.
    111.  Charter Medical -- Cleveland, Inc.
    112.  Charter Medical -- Dallas, Inc.
    113.  Charter Medical -- Long Beach, Inc.
    114.  Charter Medical -- New York, Inc.
    115.  Charter Mental Health Options, Inc.
    116.  Charter Mid-South Behavioral Health System, Inc.
    117.  Charter Milwaukee Behavioral Health System, Inc.
    118.  Charter Mission Viejo Behavioral Health System, Inc.
    119.  Charter MOB of Charlottesville, Inc.
    120.  Charter North Behavioral Health System, Inc.
    121.  Charter North Counseling Center, Inc.
    122.  Charter Northbrooke Behavioral Health System, Inc.
    123.  Charter Northridge Behavioral Health System, Inc.
    124.  Charter Northside Hospital, Inc.
    125.  Charter Oak Behavioral Health System, Inc.
    126.  Charter of Alabama, Inc.

                           ANNEX A

            SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY

    127.  Charter Palms Behavioral Health System, Inc.
    128.  Charter Peachford Behavioral Health System, Inc.
    129.  Charter Pines Behavioral Health System, Inc.
    130.  Charter Plains Behavioral Health System, Inc.
    131.  Charter Psychiatric Hospitals, Inc.
    132.  Charter Real Behavioral Health System, Inc.
    133.  Charter Regional Medical Center, Inc.
    134.  Charter Richmond Behavioral Health System, Inc.
    135.  Charter Ridge Behavioral Health System, Inc.
    136.  Charter Rivers Behavioral Health System, Inc.
    137.  Charter San Diego Behavioral Health System, Inc.
    138.  Charter Serenity Lodge Behavioral Health System, Inc.
    139.  Charter Sioux Falls Behavioral Health System, Inc.
    140.  Charter South Bend Behavioral Health System, Inc.
    141.  Charter Springs Behavioral Health System, Inc.
    142.  Charter Springwood Behavioral Health System, Inc.
    143.  Charter Suburban Hospital of Mesquite, Inc.
    144.  Charter Terre Haute Behavioral Health System, Inc.
    145.  Charter Thousand Oaks Behavioral Health System, Inc.
    146.  Charter Tidewater Behavioral Health System, Inc.
    147.  Charter Treatment Center of Michigan, Inc.
    148.  Charter Westbrook Behavioral Health System, Inc.
    149.  Charter White Oak Behavioral Health System, Inc.
    150.  Charter Wichita Behavioral Health System, Inc.
    151.  Charter Woods Behavioral Health System, Inc.
    152.  Charter Woods Hospital, Inc.
    153.  Charter -- Provo School, Inc.
    154.  Charterton/LaGrange, Inc.
    155.  Charter-By-The-Sea Behavioral Health System, Inc.
    156.  CMCI, Inc.
    157.  CMFC, Inc.
    158.  CMSF, Inc.
    159.  CPS Associates, Inc.
    160.  C.A.C.O. Services, Inc.
    161.  Desert Springs Hospital, Inc.
    162.  Employee Assistance Services, Inc.
    163.  Florida Health Facilities, Inc.
    164.  Gulf Coast EAP Services, Inc.
    165.  Gwinnett Immediate Care Center, Inc.
    166.  HCS, Inc.
    167.  Holcomb Bridge Immediate Care Center, Inc.
    168.  Hospital Investors, Inc.
    169.  Mandarin Meadows, Inc.

                               ANNEX A

       SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY

    170.  Metropolitan Hospital, Inc.
    171.  Middle Georgia Hospital, Inc.
    172.  Pacific -- Charter Medical, Inc.
    173.  Peachford Professional Network, Inc.
    174.  Rivoli, Inc.
    175.  Shallowford Community Hospital, Inc.
    176.  Sistemas De Terapia Respiratoria S.A., Inc.
    177.  Stuart Circle Hospital Corporation
    178.  Tampa Bay Behavioral Health Alliance, Inc.
    179.  Western Behavioral Systems, Inc.



FOREIGN SUBSIDIARIES:

      1.  Charter Medical (Cayman Islands) Ltd.
      2.  Charter Medical International, Inc.
      3.  Charter Medical of England Limited
      4.  Charter Medical of Puerto Rico, Inc.